EXECUTION

FIRST AMENDMENT AGREEMENT

dated as of

July 14, 2009

among

the Borrowers party hereto,

the Banks party hereto,

The Bank of New York Mellon,

as Syndication Agent,

State Street Bank and Trust Company,

Citibank, N.A., and

HSBC Bank USA, N.A.,

Documentation Agents

and

JPMorgan Chase Bank, N.A.,

as Administrative Agent

Arranged by

J.P. Morgan Securities Inc.,

as Sole Lead Arranger and Sole Bookrunner

related to the Credit Agreement dated as of November 19, 2008

THIS FIRST AMENDMENT AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Amendment”), dated as of July 14, 2009 among certain borrowers set forth on the signature pages hereto (each, a “Borrower”), the various financial institutions parties to this Amendment (collectively, the “Banks”), The Bank of New York Mellon, as syndication agent, State Street Bank and Trust Company, Citibank, N.A., and HSBC Bank USA, N.A. as documentation agents, and JPMorgan Chase Bank, N.A. as administrative agent (the “Administrative Agent”).

WHEREAS, certain of the Borrowers, certain of the Banks, the Administrative Agent and various other agents entered into a Credit Agreement dated as of November 19, 2008 (as such Credit Agreement has been and may be terminated, replaced and restated, amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined in the Credit Agreement are, unless otherwise defined or the context otherwise requires, used herein as defined therein); and

WHEREAS, the Borrowers and the Banks desire to amend the Credit Agreement to reflect certain government programs in which the Borrowers may participate;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

SECTION 1: AMENDMENTS TO THE AGREEMENT. Subject to the conditions set forth in Section 2 hereof:

1.1 Definitions. Section 1.1 of the Credit Agreement is hereby amended so that the following definitions are either added or, as applicable, amended and restated to read in their entirety as stated below:

“Asset Coverage Ratio” means, with respect to any Borrower, the ratio which the Net Asset Value (which shall not include the value of any TALF Loan Pledged Assets) of such Borrower, less both (i) the value of assets subject to Liens (which shall not include the value of any TALF Loan Pledged Assets) and (ii) the value of the applicable TALF Minimum Required Segregated Assets (which shall not include the value of any TALF Loan Pledged Assets), bears to the aggregate amount of Debt (which shall not include the value of any TALF Loans) of such Borrower.

“TALF Borrower” means each Borrower that requests a TALF Loan and is required to submit a TALF Loan Notice to the Administrative Agent under Section 5.1(i).

“TALF Loan” means (i) any loan made to a TALF Borrower by the Federal Reserve Bank of New York under the Term Asset-Backed Securities Loan Facility authorized under Section 13(3) of the Federal Reserve Act as in effect on July 14, 2009; and (ii) any similar loan made to a TALF Borrower by the Federal Reserve Bank of New York, or other US governmental agency (each, a “TALF Lender”), pursuant to a non-recourse loan facility that has been approved in writing by the Administrative Agent and the Required Banks.

“TALF Loan Notice” means one or more notices that a Borrower has requested a TALF Loan or TALF Loans, delivered by such Borrower to the Administrative Agent and setting forth the TALF Loan Pledged Assets pledged in connection with such TALF Loan or TALF Loans and the value of the applicable TALF Minimum Required Segregated Assets.

“TALF Loan Pledged Assets” means the assets pledged by any Borrower in connection with a TALF Loan as set forth in the applicable TALF Loan Notice.

“TALF Minimum Required Segregated Assets” means the minimum amount of assets required to be segregated by a TALF Borrower as determined in its reasonable discretion in order to be in compliance with applicable laws and regulations. TALF Loan Pledged Assets shall not be deemed to be TALF Minimum Required Segregated Assets.

1.2 Section 5.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

5.1. Information. Such Borrower will deliver to the Administrative Agent (and, in the case of (a), (b), (c) and (e) below, to each of the Banks):

(a) as soon as available and in any event within 75 days after the end of each fiscal year of such Borrower, (i) a statement of such Borrower’s assets and liabilities, including the portfolio of investments, as of the end of such fiscal year and the related statements of operations and changes in net assets for such fiscal year, or (ii) if different from the foregoing, the statements which such Borrower is required to prepare under applicable laws and regulations as of the end of such period, all reported in a manner acceptable to the Securities and Exchange Commission, together with an audit report thereon issued by independent public accountants of nationally recognized standing;

(b) as soon as available and in any event within 75 days after the end of the first semi-annual period of each fiscal year of such Borrower, (i) a statement of such Borrower’s assets and liabilities, including the portfolio of investments, as of the end of such period, (ii) if different from the foregoing, the statements which such Borrower is required to prepare under applicable laws and regulations as of the end of such period, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the treasurer or vice president of the Borrower or accompanied by an audit report thereon issued by independent public accountants of nationally recognized standing;

(c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a Compliance Certificate, if such Borrower has Loans outstanding to it;

(d) promptly after such Borrower obtains knowledge of any Default or Event of Default with respect to such Borrower, a certificate of an Authorized Signatory of such Borrower setting forth the details thereof and the action which such Borrower is taking or proposes to take with respect thereto;

(e) promptly upon the effectiveness thereof with the Securities and Exchange Commission or the mailing thereof to its shareholders, copies of all reports to shareholders, amendments and supplements to the Prospectus, proxy statements and other materials of a financial or otherwise material nature by such Borrower;

(f) promptly upon any officer of such Borrower becoming aware of any action, suit or proceeding of the type described in Section 4.7 against such Borrower, notice and a description thereof and copies of any filed complaint relating thereto;

(g) promptly upon the effectiveness thereof, copies of all amendments to such Borrower’s investment objectives, policies and restrictions;

(h) from time to time such additional information regarding the financial position or business of such Borrower as the Administrative Agent, at the request of the Required Banks, may reasonably request;

(i) promptly (but in any event within two Business Days) with any request of a TALF Loan, a TALF Loan Notice; and

(j) within five Business Days of an amendment or change to the TALF Loan Pledged Assets that results in an increase thereof, or an increase to the TALF Minimum Required Segregated Assets, in each case with respect to a TALF Loan, a revised TALF Loan Notice stating such increase thereto; within five Business Days of the receipt by the applicable Borrower of a written notice of default from the obligee of a TALF Loan, a copy of such written notice of default; and within five Business Days of repayment of a TALF Loan in its entirety before its maturity date by means of surrender of the applicable TALF Loan Pledged Assets, notice thereof.

Information required to be delivered pursuant to clauses (a), (b),(e) or (g) above shall be deemed to have been delivered on the earliest date on which the Borrower has either (i) posted such information on the Internet at www.blackrock.com (or any successor or replacement website thereof) or at another website identified in notice to the Administrative Agent or (ii) filed such information with the U.S. Securities and Exchange Commission via EDGAR.

1.3 Section 5.11 of the Credit Agreement is hereby amended to read in its entirety as follows:

5.11. Debt. Such Borrower will not create, incur, assume or suffer to exist or be or remain liable for any Debt other than

(a) Debt arising under this Agreement and the other Loan Documents,

(b) overdrafts extended by such Borrower’s Custodian in the ordinary course of business,

(c) Debt arising in connection with portfolio investments and investment techniques permissible under the Act and consistent with such Borrower’s investment objectives and policies as stated in the Prospectus and SAI (if applicable), and

(d) With respect to TALF Borrowers only, Debt arising in connection with the TALF Loans,

provided that in no event shall such Borrower (i) borrow money or create leverage under any arrangement other than from the Banks pursuant to this Agreement or on an overnight basis from such Borrower’s Custodian to the extent provided in clause (b) hereof, or, for TALF Borrowers only, pursuant to the TALF Loans, or (ii) issue or be or remain liable for or have outstanding any “senior security” (within the meaning of the Act) other than the Loans or the TALF Loans. Such Borrower will not issue or have outstanding any preferred stock.

1.4 Section 5.12 of the Credit Agreement is hereby amended to read in its entirety as follows:

5.12. Negative Pledge. Such Borrower will not create, assume or suffer to exist any Lien on any of its assets, whether now owned or hereafter acquired, or on the income or profits therefrom, except (a) Liens in respect of Debt permitted under Section 5.11(b) and (c), (b) Liens for taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with GAAP, provided that enforcement of such Liens is stayed pending such contest, (c) statutory Liens arising by operation of law such as mechanic’s, materialmen’s, carriers’ and warehousemen’s liens incurred in the ordinary course of business which are not delinquent or which are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with GAAP, provided that enforcement of such Liens is stayed pending such contest, (d) Liens arising out of judgments or decrees which are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with GAAP, provided that enforcement thereof is stayed pending such contest, (e) Liens in favor of such Borrower’s Custodian granted pursuant to the custody agreement with the Custodian to secure obligations arising under such custody agreement and (f) for each TALF Borrower only, Liens granted in connection with the TALF Loans; provided, however, that the TALF Loans shall be secured solely by the TALF Loan Pledged Assets of such TALF Borrower and shall not be secured by any other assets of such TALF Borrower.

1.5 Article V of the Credit Agreement is hereby amended by adding the following Section 5.22 at the end thereof:

5.22. TALF Loans. Anything herein to the contrary notwithstanding, each TALF Borrower covenants that (i) it will only borrow a TALF Loan if it is eligible to do so under the terms of the applicable TALF Loan documentation and (ii) with respect to each TALF Loan borrowed by it, the sole recourse of the lender in respect of such TALF Loan will be limited to the TALF Loan Pledged Assets pledged with respect thereto and that such lender will have no right to look to any other assets of such TALF Borrower for the satisfaction of such TALF Loan or the obligations of such TALF Borrower in connection therewith.

SECTION 2: CONDITIONS PRECEDENT. This Amendment shall become effective when each of the conditions precedent set forth in this Section 2 shall have been satisfied.

2.1 Receipt of Amendment. This Amendment shall have been duly executed by the Borrowers, the Administrative Agent and the Banks.

2.2 Opinion of Counsel. The Administrative Agent shall have received from each Borrower an opinion of counsel to the Borrowers in form satisfactory to the Administrative Agent.

2.3 Compliance with Warranties, No Default, etc. Both before and after giving effect to the effectiveness of this Amendment, the following statements by each Borrower and, to the extent such Borrower is a series of a Delaware LLC, a Massachusetts business trust or a Delaware statutory trust as noted on the signature pages hereof (each, a “Trust”) or a Maryland corporation, such Delaware LLC, Trust or Maryland corporation, not in its individual capacity, but on behalf of such Borrower, shall be true and correct (and each Borrower, and, to the extent such Borrower is a series of a Delaware LLC, a Trust or a Maryland corporation, such Delaware LLC, Trust or Maryland corporation, not in its individual capacity, but on behalf of such Borrower, by its execution of this Amendment, hereby severally represents and warrants to the Banks with respect to itself that such statements are true and correct as at such times):

(a) the representations and warranties with respect to such Borrower set forth in Article IV of the Credit Agreement, shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

(b) no Default or Event of Default shall have then occurred and be continuing with respect to such Borrower.

SECTION 3: REPRESENTATIONS AND WARRANTIES. To induce the Banks to enter into this Amendment, each Borrower and, to the extent such Borrower is a series of a Delaware LLC, a Trust or a Maryland corporation, such Delaware LLC, Trust or Maryland corporation, not in its individual capacity, but on behalf of such Borrower, severally represents and warrants with respect to itself to each Bank as follows:

3.1 Due Authorization, Non-Contravention, etc. The execution, delivery and performance by such Borrower or, to the extent such Borrower is a series of a Delaware LLC, a Trust or a Maryland corporation, such Delaware LLC, Trust or Maryland corporation on behalf of such Borrower, of this Amendment is within such Borrower’s, or to the extent such Borrower is a series of a Delaware LLC, a Trust or a Maryland corporation, such Delaware LLC’s, Trust’s or Maryland corporation’s limited liability company, trust or corporate powers, as the case may be, have been duly authorized by all necessary limited liability company, trust or corporate action, as applicable, on the part of such Borrower or, to the extent such Borrower is a series of a Delaware LLC, Trust or Maryland corporation, such Delaware LLC, Trust or such Maryland corporation, and do not:

(a) conflict with such Borrower’s, or to the extent such Borrower is a series of a Delaware LLC, Trust or Maryland corporation, such Delaware LLC’s, Trust’s or Maryland corporation’s Organization Documents;

(b) conflict with the most recent Prospectus or the most recent SAI (if applicable) of, any law applicable to, material agreement binding upon, or court or administrative order or decree applicable to, such Borrower; or

(c) result in, or require the creation or imposition of, any Lien on any of such Borrower’s assets.

3.2 Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person is required for the due execution, delivery or performance of this Amendment by such Borrower, or to the extent Borrower is a series of a Delaware LLC, a Trust or a Maryland corporation, such Delaware LLC, Trust or Maryland corporation.

3.3 Validity, etc. This Amendment constitutes the legal, valid and binding obligation of such Borrower enforceable in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

SECTION 4: MISCELLANEOUS.

4.1 Payment of Costs and Expenses. Each Borrower severally agrees to pay on demand its pro rata share of all reasonable out-of-pocket expenses of the Administrative Agent (including the reasonable fees and out-of-pocket expenses of counsel to the Administrative Agent) in connection with the negotiation, preparation, execution and delivery of this Amendment.

4.2 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

4.3 Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

4.4 Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts (including by facsimile or other reliable electronic transmission), each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

4.5 Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

4.6 Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

[Remainder of this page intentionally left blank; signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

Accepted and agreed to as of
the date first above written:

Maryland Corporations:

BLACKROCK BALANCED CAPITAL FUND, INC.

BLACKROCK BOND FUND, INC., on behalf of the following series:
*High Income Portfolio

BLACKROCK FOCUS VALUE FUND, INC.

BLACKROCK FUNDAMENTAL GROWTH FUND, INC.

BLACKROCK GLOBAL ALLOCATION FUND, INC.

BLACKROCK GLOBAL EMERGING MARKETS FUND

BLACKROCK GLOBAL GROWTH FUND, INC.

BLACKROCK GLOBAL SMALLCAP FUND, INC.

BLACKROCK HEALTHCARE FUND, INC.

BLACKROCK LARGE CAP SERIES FUNDS, INC., on behalf of the following series:
*BlackRock Large Cap Core Plus Fund

BLACKROCK LATIN AMERICA FUND, INC.

BLACKROCK MID CAP VALUE OPPORTUNITIES SERIES, INC., on behalf of the following series:
*BlackRock Mid Cap Value Opportunities Fund

BLACKROCK MUNICIPAL BOND FUND, INC., on behalf of each of the following series:
*BlackRock High Yield Municipal Fund
*BlackRock Municipal Insured Fund
*BlackRock National Municipal Fund
*BlackRock Short-Term Municipal Fund

BLACKROCK PACIFIC FUND, INC.

BLACKROCK SERIES FUND, INC., on behalf of each of the following series:
*BlackRock Balanced Capital Portfolio
*BlackRock Fundamental Growth Portfolio
*BlackRock Global Allocation Portfolio
*BlackRock Government Income Portfolio
*BlackRock High Income Portfolio
*BlackRock Large Cap Core Portfolio
*BlackRock Total Return Portfolio

BLACKROCK UTILITIES AND TELECOMMUNICATIONS FUND, INC.

BLACKROCK VARIABLE SERIES FUNDS, INC., on behalf of each of the following series:
*BlackRock Balanced Capital V.I. Fund
*BlackRock Basic Value V.I. Fund
*BlackRock Fundamental Growth V.I. Fund
*BlackRock Global Allocation V.I. Fund
*BlackRock Global Growth V.I. Fund
*BlackRock Government Income V.I. Fund
*BlackRock High Income V.I. Fund
*BlackRock S&P 500 Index V.I. Fund
*BlackRock International Value V.I. Fund
*BlackRock Large Cap Core V.I. Fund
*BlackRock Large Cap Growth V.I. Fund
*BlackRock Large Cap Value V.I. Fund
*BlackRock Total Return V.I. Fund
*BlackRock Utilities and Telecommunications V.I. Fund
*BlackRock Value Opportunities V.I. Fund

BLACKROCK WORLD INCOME FUND, INC.

FDP SERIES INC., on behalf of each of the following series:
*Franklin Templeton Total Return FDP Fund
*Marsico Growth FDP Fund
*MFS Research International FDP Fund
*Van Kampen Value FDP Fund

Massachusetts Business Trusts:

BLACKROCK CALIFORNIA MUNICIPAL SERIES TRUST, on behalf of the following series:
*BlackRock California Municipal Bond Fund (f/k/a BlackRock California Insured Municipal Bond Fund)

BLACKROCK EQUITY DIVIDEND FUND

BLACKROCK EUROFUND

BLACKROCK FUNDS, on behalf of each of the following series:
*BlackRock All-Cap Energy & Resources Portfolio (f/k/a BlackRock All-Cap Global Resources Portfolio)
*BlackRock Asset Allocation Portfolio
*BlackRock Aurora Portfolio
*BlackRock Capital Appreciation Portfolio
*BlackRock Exchange Portfolio
*BlackRock Global Opportunities Portfolio
*BlackRock Energy & Resources Portfolio (f/k/a BlackRock Global Resources Portfolio)
*BlackRock Health Sciences Opportunities Portfolio
*BlackRock International Diversification Fund
*BlackRock International Opportunities Portfolio
*BlackRock Mid-Cap Equity Growth Portfolio
*BlackRock Mid-Cap Value Equity Portfolio
*BlackRock Science & Technology Opportunities Portfolio
*BlackRock Small Cap Core Equity Portfolio
*BlackRock Small Cap Equity Growth Portfolio
*BlackRock Small Cap Value Portfolio
*BlackRock Small/Mid-Cap Growth Portfolio
*BlackRock U.S. Opportunities Portfolio

BLACKROCK FUNDS II, on behalf of each of the following series:
*BlackRock AMT-Free Municipal Bond Portfolio
*BlackRock Bond Portfolio (f/k/a BlackRock Intermediate Bond Portfolio II)
*BlackRock Delaware Municipal Bond Portfolio
*BlackRock Emerging Market Debt Portfolio
*BlackRock Enhanced Income Portfolio
*BlackRock GNMA Portfolio
*BlackRock Government Income Portfolio
*BlackRock High Yield Bond Portfolio

*BlackRock Income Portfolio
*BlackRock Income Builder Portfolio
*BlackRock Inflation Protected Bond Portfolio
*BlackRock Intermediate Government Bond Portfolio
*BlackRock International Bond Portfolio
*BlackRock Kentucky Municipal Bond Portfolio
*BlackRock Long Duration Bond Portfolio
*BlackRock Low Duration Bond Portfolio
*BlackRock Managed Income Portfolio
*BlackRock Ohio Municipal Bond Portfolio
*BlackRock Strategic Income Portfolio
*BlackRock Strategic I Portfolio
*BlackRock Total Return Portfolio II
*Prepared Portfolio 2010
*Prepared Portfolio 2015
*Prepared Portfolio 2020
*Prepared Portfolio 2025
*Prepared Portfolio 2030
*Prepared Portfolio 2035
*Prepared Portfolio 2040
*Prepared Portfolio 2045
*Prepared Portfolio 2050
*Prepared Portfolios - Aggressive Growth Prepared Portfolios
*Prepared Portfolios - Conservative Prepared Portfolios
*Prepared Portfolios - Growth Prepared Portfolios
*Prepared Portfolios - Moderate Prepared Portfolios

BLACKROCK INTERNATIONAL VALUE TRUST, on behalf of the following series:
*BlackRock International Value Fund

BLACKROCK MULTI-STATE MUNICIPAL SERIES TRUST, on behalf of each of the following series:
*BlackRock New Jersey Municipal Bond Fund
*BlackRock New York Municipal Bond Fund
*BlackRock Pennsylvania Municipal Bond Fund

BLACKROCK MUNICIPAL SERIES TRUST, on behalf of the following series:
*BlackRock Intermediate Municipal Fund

BLACKROCK NATURAL RESOURCES TRUST

Delaware Statutory Trusts:

BLACKROCK BOND ALLOCATION TARGET SHARES, on behalf of each of the following series:
*Bond Allocation Target Shares Series S
*Bond Allocation Target Shares Series C
*Bond Allocation Target Shares Series M
*Bond Allocation Target Shares Series N

BLACKROCK GLOBAL DYNAMIC EQUITY FUND

BLACKROCK PRINCIPAL PROTECTED TRUST, on behalf of each of the following series:
*BlackRock Basic Value Principal Protected Fund
*BlackRock Fundamental Growth Principal Protected Fund

MANAGED ACCOUNT SERIES, on behalf of:
*Global SmallCap Portfolio
*High Income Portfolio
*Mid Cap Value Opportunities Portfolio
*US Mortgage Portfolio

Delaware Limited Liability Companies:

BLACKROCK MASTER LLC, on behalf of each of the following series:
*BlackRock Master International Portfolio
*BlackRock Master Small Cap Growth Portfolio

GLOBAL FINANCIAL SERVICES MASTER LLC, on behalf of the following series:
*Global Financial Services Portfolio

MASTER BASIC VALUE LLC

MASTER BOND LLC, on behalf of the following series:
*Master Total Return Portfolio

MASTER FOCUS GROWTH LLC

MASTER LARGE CAP SERIES LLC, on behalf of each of the following series:
*Master Large Cap Core Portfolio
*Master Large Cap Growth Portfolio
*Master Large Cap Value Portfolio

MASTER SENIOR FLOATING RATE LLC

MASTER VALUE OPPORTUNITIES LLC

QUANTITATIVE MASTER SERIES LLC, on behalf of each of the following series:
*Master Core Bond Enhanced Index Series
*Master Enhanced International Series
*Master Enhanced S&P 500 Series
*Master Enhanced Small Cap Series
*Master Extended Market Index Series
*Master International Index Series
*Master MidCap Index Series
*Master S&P 500 Index Series
*Master Small Cap Index Series (formerly Master SmallCap Index Series)

SHORT TERM BOND MASTER LLC, on behalf of the following series:
*BlackRock Short Term Bond Fund

By:
Donald C. Burke
Chief Executive Officer

THE BANK OF NEW YORK MELLON

By:
Name:
Title:

STATE STREET BANK AND TRUST COMPANY

By:
Name:
Title:

HSBC BANK USA, N.A.

By:
Name:
Title:

CITIBANK, N.A.

By:
Name:
Title:

BROWN BROTHERS HARRIMAN & CO.

By:
Name:
Title:

BANK OF AMERICA, N.A.

By:
Name:
Title: